UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Bank of America Corporation

(Name of Registrant as Specified in its Charter)

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August 13, 2015

Dear Fellow Stockholders:

On behalf of the Board of Directors, we cordially invite you to attend a Special Meeting of Stockholders, to be held on September 22, 2015, at 10:00 a.m., local time, in the auditorium at 1 Bank of America Center, Charlotte, North Carolina. At the meeting we will discuss and vote on the matter described in the notice and proxy statement.

Please read the enclosed proxy materials with care and follow the voting instructions to ensure your views and shares are represented. We encourage you to vote and look forward to your participation.

On behalf of the Board, I would like to thank all of you for your continued investment and interest in our company.

Sincerely,

Brian T. Moynihan

Chairman and Chief Executive Officer

August 13, 2015

Dear Bank of America Stockholders:

On behalf of your Board and as fellow stockholders, we encourage your participation in the upcoming Bank of America Corporation Special Meeting of Stockholders. We are calling this Special Meeting to follow through promptly on the commitment the Board made prior to the 2015 Annual Meeting of Stockholders to seek input from all of you and ask you to ratify our ability to select a leadership structure that best serves the company’s needs and your interests.

In October 2014, we amended the company’s Bylaws to provide flexibility in considering the appropriate leadership structure for the Board as facts and circumstances may require. As discussed in the proxy statement for the 2015 Annual Meeting of Stockholders and in the enclosed proxy materials, we determined it currently is in the company’s and stockholders’ best interests to have Brian Moynihan serve as Chairman and Jack Bovender serve as Lead Independent Director—a new Board leadership role with robust powers and responsibilities to facilitate strong independent Board leadership. Since we established this governance structure, the Board has continued its diligent and active oversight of management, and we are confident this Board’s leadership structure serves the best interests of the company and all of us as stockholders by providing effective and efficient Board leadership while maintaining strong, independent oversight of management.

We undertook a thorough and thoughtful process before changing the company’s Bylaws, and, through our engagement with you, we have heard your desire to vote on this action. We now seek your support of our decision. We encourage you to read the attached proxy materials to understand why we believe you should ratify the Bylaw change.

We appreciate the candor with which you have shared your insights and perspectives with us and unanimously recommend that you vote “FOR” the proposal to ratify the October 2014 amendments to the company’s Bylaws. We will follow your voting decision.

Sincerely,

The Independent and Non-management Members of the Board

Jack O. Bovender, Jr.

Lead Independent Director

Sharon L. Allen	Susan S. Bies	Frank P. Bramble, Sr.	Pierre J. P. de Weck

Arnold W. Donald	Charles K. Gifford	Linda P. Hudson	Monica C. Lozano

Thomas J. May	Lionel L. Nowell, III	R. David Yost

Notice of Special Meeting of Stockholders

Date:	September 22, 2015

Time:	10:00 a.m., local time

Place:	1 Bank of America Center Auditorium 150 North College Street, Charlotte, North Carolina 28202

Item of Business: To vote on a proposal to approve the following resolution:

Resolved, that the Bank of America Corporation stockholders hereby ratify the October 1, 2014 amendments to the company’s Bylaws that permit the company’s Board of Directors the discretion to determine the Board’s leadership structure, including appointing an independent Chairman, or appointing a Lead Independent Director when the Chairman is not an independent director.

The Board of Directors unanimously recommends that stockholders vote “FOR” this proposal.

Record Date: Bank of America stockholders as of the close of business on August 10, 2015 will be entitled to vote at this Special Meeting and any adjournments or postponements of the meeting.

Voting: Please submit your proxy as soon as possible by the Internet, telephone or mail. Submitting your proxy by one of these methods will ensure your representation at the Special Meeting regardless of whether you attend the meeting. Please refer to the following pages for information on how to vote your shares and attend our meeting.

By order of the Board of Directors:

Ross E. Jeffries, Jr.

Deputy General Counsel and Corporate Secretary

August 13, 2015

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders To Be Held on September 22, 2015:

Our Proxy Statement is available at http://investor.bankofamerica.com

Proxy Statement

We are providing or making available these proxy materials on or about August 13, 2015 to solicit your proxy to vote at a Special Meeting of Stockholders (the “Special Meeting”) to be held on September 22, 2015 at 10:00 a.m., local time, in the auditorium at 1 Bank of America Center, 150 North College Street, Charlotte, North Carolina 28202. In this proxy statement, we refer to Bank of America Corporation as “we,” “us,” “Bank of America” or the “company” and the company’s Board of Directors as the “Board.”

The Board called this Special Meeting for stockholders to vote on a proposal (the “Proposal”) to approve the following resolution:

Resolved, that the Bank of America Corporation stockholders hereby ratify the October 1, 2014 amendments to the company’s Bylaws that permit the company’s Board of Directors the discretion to determine the Board’s leadership structure, including appointing an independent Chairman, or appointing a Lead Independent Director when the Chairman is not an independent director.

The Board unanimously recommends that stockholders vote “FOR” the Proposal for the reasons set forth under the section titled “Reasons for the Board’s Recommendation,” beginning on page 8 of this proxy statement.

VOTING YOUR SHARES

Your vote is important. Please exercise your right as a stockholder and submit your proxy as soon as possible.

You may vote if you were a stockholder as of the close of business on August 10, 2015. Stockholders may vote in person at the meeting or submit a proxy by the Internet, telephone or mail as follows:

VIA THE INTERNET www.investorvote.com/bac	BY MAIL Complete, sign, date and return your proxy card in the envelope provided

BY TELEPHONE Call the phone number located on the top of your proxy card	IN PERSON Attend our Special Meeting and vote by ballot

If you submit your proxy by telephone or over the Internet, you do not need to return your proxy card by mail.

If your shares are held beneficially through a bank, broker or other nominee in street name, you should follow the voting instructions provided to you by that entity or person.

1	BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT

SUMMARY QUESTIONS & ANSWERS

SUMMARY QUESTIONS AND ANSWERS

This summary highlights information contained elsewhere in this proxy statement or in our corporate governance documents published on our website at http://investor.bankofamerica.com. We encourage you to read this proxy statement in its entirety before voting.

1.	Why is Bank of America calling this Special Meeting? (Pages 5-7)

The Board called this Special Meeting to ask stockholders to ratify the amendments made to our Bylaws in October 2014, which removed the requirement that the Chairman of the Board be an independent director and added provisions contemplating a Lead Independent Director (these amendments, as collectively set forth in Appendix A, the “Bylaw Amendment”). Shortly before our 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”), the Board committed to holding this ratification vote.

2.	Why is Bank of America calling the Special Meeting now? (Page 7)

The Board’s leadership structure is critical to the proper functioning of the Board and its independent oversight of management and the company. In May 2015, the Board committed to hold this vote by the next annual meeting. The Board believes it is important to seek stockholders’ ratification of the Bylaw Amendment as soon as possible and not wait until the company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”).

3.	Why did the Board amend the Bylaws? (Pages 5-11)

The Board believes that the optimal Board leadership structure for the company can and should change over time based on the company’s evolving needs, strategy and operating environment, the Board’s leadership needs and composition, and other factors, including the perspectives of stockholders and other stakeholders. The Board also believes that to best uphold its responsibility to the company and our stockholders, it should retain the flexibility to determine the Board leadership structure best suited to the company’s and Board’s then-existing circumstances and personnel.

Prior to 2009, our Bylaws did not require an independent Chairman of the Board. At our 2009 Annual Meeting of Stockholders, in the midst of the financial crisis and by a very close vote, stockholders voted to amend our Bylaws to require an independent director serve as the Board’s Chairman. Based on feedback from stockholders at that time and subsequently, the Board believes the 2009 vote for an independent Chairman primarily reflected concerns particular to Bank of America’s circumstances at that time, including dissatisfaction with the then Board’s governance and oversight, the company’s performance, and the then management’s strategic decisions prior to the 2009 stockholder vote, including the acquisitions of Countrywide and Merrill Lynch.

In 2014 the Board and its Corporate Governance Committee conducted an extensive review of Chairman succession planning as part of their ongoing consideration of the Board’s succession planning and leadership structure. The analysis included a review of the Board leadership structure that they believed would be the most effective for the Board at that time, and of the company’s then-current circumstances, which were quite different from those in 2009. In particular, the Board considered the company’s leadership needs and the positive developments at the company since 2009, including enhancements to the Board’s governance, significant changes to the Board’s composition (80% of the directors were not serving on the Board in 2009), changes to the company’s executive management team, and improvements in the company’s business and performance.

Based on that review, the Board determined to amend the Bylaws to remove the absolute requirement for an independent Board Chairman and to permit the Board the flexibility in exercising its fiduciary duties and implementing a Board leadership structure that is most appropriate for the company at any given time, as circumstances may warrant. Equally important, the Board concurrently amended our Corporate Governance Guidelines to provide for a Lead Independent Director role with responsibilities that are more robust than industry norms to facilitate strong independent Board leadership. As part of these changes and in light of the then Chairman’s desire to transition out of that role, the Board implemented the leadership structure that it believes is most appropriate at this time and elected our CEO, Brian T. Moynihan, as Chairman, and the independent directors elected Jack O. Bovender, Jr. as Lead Independent Director.

BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT	2

SUMMARY QUESTIONS & ANSWERS

In adopting these changes, the Board concluded that an executive Chairman working together with a Lead Independent Director empowered with strong, well-defined duties; a Board consisting of experienced and committed directors, all but two of whom are independent (except Mr. Moynihan and Charles K. Gifford); and Board committees that have strong independent committee chairs and members all provide for strong independent Board leadership, effective engagement with and oversight of management, and a corporate governance structure that best serves the needs of the company, its stockholders and other stakeholders today.

4.	What happens if a majority of votes cast at the Special Meeting are in favor of the Proposal? (Page 12)

The Bylaw Amendment will be ratified, which will permit the Board the flexibility to determine the Board’s leadership structure that it believes will serve the company’s and stockholders’ best interests at any given time by providing effective and efficient Board leadership while maintaining strong, active and independent oversight of management. At least annually, the Board and the Corporate Governance Committee deliberates on and discusses the appropriate leadership structure of our Board based on the company’s needs. Until such time as the Board determines otherwise, it is expected that Mr. Moynihan will continue to serve as Chairman of the Board and Mr. Bovender as Lead Independent Director.

5.	If the Proposal passes, will the Board be required to always have the same Board leadership structure? (Pages 8, 11-12)

Unlike the 2009 amendment, the 2014 Bylaw Amendment does not impose a static Board leadership structure. The Board recognizes that leadership needs and its own composition will change over time. The Board will have the flexibility to assess the Board’s leadership needs in light of the then-existing facts and circumstances. At least annually, the Board and Corporate Governance Committee will evaluate our Board leadership structure and may appoint an independent Chairman depending on the company’s needs and circumstances, the Board’s leadership needs and composition, and the best interests of stockholders, the company and other stakeholders at that time.

6.	What happens if a majority of votes cast at the Special Meeting opposes the Proposal? (Page 12)

The Board intends to promptly implement a plan to transition from the current Board leadership structure to an independent Chairman structure and reverse the 2014 Bylaw Amendment and the related 2014 amendments to the company’s Corporate Governance Guidelines. For the reasons stated in this proxy statement, the Board does not believe this outcome will be in the company’s or stockholders’ best interests.

7.	How does the Board recommend that I vote? (Pages 8-11)

The Board strongly believes that the Bylaw Amendment is in the best interests of the company and our stockholders. The Board unanimously recommends that stockholders vote “FOR” the Proposal to ratify the Bylaw Amendment. The Board believes that the Bylaw Amendment is in stockholders’ best interests because (a) it provides the Board flexibility to determine the best leadership structure for the company and its stockholders as needs and circumstances change, (b) there is no conclusive empirical evidence proving that a particular Board leadership structure produces superior corporate performance or best Board governance, (c) only a small minority of S&P 500 companies require the separation of the Chairman and CEO roles in all cases, (d) there are many successful and well managed U.S. public companies that do not have an independent chairman, and (e) a “one-size-fits-all” approach to Board leadership is excessively restrictive and does not take into account the differences among companies in board composition and changing needs of the company and the Board over time.

8.	What are the Board’s other key corporate governance practices? (Pages 9-10)

The Board believes that the company and its stockholders benefit from the Board’s adoption of strong corporate governance practices. These include:

•

Efforts to enhance engagement with stockholders and consideration of stockholder feedback as reflected by our adoption of numerous corporate governance and augmented disclosures based on input from our stockholders

•	A Board comprising a substantial majority of independent directors, where 11 of the 13 members are independent and seven of those 11 independent directors joined the Board in the last three years
•	Annual election of directors with a majority vote standard
•	A robust Lead Independent Director role with clearly defined leadership responsibilities to facilitate strong independent Board leadership

3	BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT

SUMMARY QUESTIONS & ANSWERS

•	A proxy access right with a three percent, three year, 20% framework
•	Stockholders’ right to call a special meeting at a 10% ownership threshold
•	No supermajority voting provisions
•	Strong Board oversight of risk management
•	Detailed business and sustainability reporting, including a new commitment to produce a Business Standards Report by March 31, 2016
•	Enhanced disclosures concerning political activities and greenhouse gas emissions, including a new coal policy
•	Robust, proactive management succession planning
•	Annual Board and Board committee self-evaluation processes with objectives of achieving high levels of Board and committee effectiveness, independence, performance and engagement
•	The Corporate Governance Committee’s consideration of director candidates recommended by stockholders
•	Directors prohibited from selling restricted stock received as compensation (except as necessary to pay taxes upon vesting) until termination of service
•	Enhanced executive compensation governance and transparency, with 94.8% of stockholders voting in favor of “say on pay” at the 2015 Annual Meeting
•	Implementation of leading incentive compensation recoupment policies and commitment to disclose certain forfeitures under these polices

9.	What is the record date for the Special Meeting? (Page 15)

The record date for the Special Meeting is August 10, 2015 (the “record date”). Accordingly, you may vote at the Special Meeting if you were a stockholder of record, or held your shares beneficially through a bank, broker or other nominee in street name as of the close of business on August 10, 2015.

10.	What are the quorum requirements to approve the Proposal? (Page 16)

In order to hold our Special Meeting, a quorum representing holders of a majority of the voting power of our common stock, the Series B Preferred Stock and the Series 1 to 5 Preferred Stock must be present in person or represented by proxy. We will count as present shares present in person but not voting and shares for which we have received proxies but for which holders thereof have abstained from voting. Broker non-votes, if any, will not be counted as shares present.

11.	What vote is required to adopt the Proposal, assuming a quorum is present? (Page 16)

Proposal for your vote	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes, if Any
Bylaw Ratification Proposal	Majority of votes cast	No effect	No effect

12.	How do I vote? (Pages 16-17)

You may vote in person at our Special Meeting or by submitting your proxy by:

•

Internet: going to www.investorvote.com/bac and following the online instructions. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy

•	Telephone: calling the phone number located on the top of your proxy card and following the voice prompts. You will need information from your proxy card to submit your proxy
•

Mail (if you received your proxy materials by mail): marking your vote on your proxy card, signing your name exactly as it appears on your proxy card, dating your proxy card and returning it in the envelope provided

To be counted, your proxy must be received before the polls close at our Special Meeting. If your shares are held beneficially through a bank, broker or other nominee in street name, you should follow the voting instructions provided to you by that entity or person.

13.	Where can I find more information about the Board, the company’s governance practices and similar matters? (Page 18)

An overview of our corporate governance practices can be found in the definitive proxy statement for our 2015 Annual Meeting, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 26, 2015. More information about our corporate governance can be found on our website at http://investor.bankofamerica.com

BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT	4

BACKGROUND OF THE PROPOSAL

under the heading “Corporate Governance,” including our: (a) Certificate of Incorporation; (b) Bylaws; (c) Corporate Governance Guidelines (including our Related Person Transactions Policy) and Director Independence Categorical Standards; (d) Code of Conduct and related materials; and (e) composition of each of our Audit, Compensation and Benefits, Corporate Governance, Credit and Enterprise Risk Committees, including the committee charters, and in other materials found on our website. This information is also available in print, free of charge, upon written request addressed to our Corporate Secretary, Bank of America Corporation, Hearst Tower, 214 North Tryon Street, NC1-027-18-05, Charlotte, North Carolina 28255.

BACKGROUND OF THE PROPOSAL

OCTOBER 1, 2014 BYLAW AMENDMENT

As previously disclosed, on October 1, 2014, after careful deliberation, and in light of our prior Chairman’s desire to transition out of the Chairman role, to allow for a smooth and timely transition of Board leadership and minimize disruption to investors, employees, and other stakeholders, the Board took prompt and decisive action to amend our Bylaws to remove the requirement that the Chairman of the Board be an independent director and adopt governance provisions contemplating a Lead Independent Director. In connection with the Bylaw Amendment, the Board elected Brian T. Moynihan, our CEO, to succeed Charles O. Holliday, Jr. as Chairman of the Board, and the independent directors of the Board elected Jack O. Bovender, Jr. to serve in the newly established Lead Independent Director role. The Board determined at that time and continues to believe that the leadership structure of Mr. Moynihan as Chairman and CEO and Mr. Bovender as Lead Independent Director is in the best interests of Bank of America and its stockholders based on the company’s present needs and circumstances.

The Bylaw Amendment is summarized in more detail below.

Provision	Description of Amendment
Article I, Section 1	Added definition for “Lead Independent Director”
Article III, Section 11	Clarified the persons who may preside at meetings of stockholders in the Chairman of the Board’s absence
Article IV, Section 7	Added a new provision providing for the election, at the option of a majority of the independent members of the Board, of a Lead Independent Director who is “independent” pursuant to the New York Stock Exchange (“NYSE”) listing standards
Article V, Section 2	Clarified that the Lead Independent Director, if one is elected, may call special meetings of the Board
Article V, Section 7	Clarified that the Lead Independent Director, if one is elected, may preside at the meetings of the Board in the Chairman of the Board’s absence or at the Chairman of the Board’s request
Article VI, Section 7	Deleted the paragraph requiring the Chairman of the Board to be independent pursuant to the NYSE listing standards
Article X, Section 2	Clarified that the Lead Independent Director, if one is elected, may call a meeting of the Board, or any committee thereof, during an “Emergency” (as defined in the Bylaws)

The description of the Bylaw Amendment set forth above is qualified in its entirety by reference to the text of the Bylaw Amendment, which is attached as Appendix A to this proxy statement.

5	BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT

BACKGROUND OF THE PROPOSAL

OCTOBER 1, 2014 CORPORATE GOVERNANCE GUIDELINES AMENDMENT

In tandem with adopting the Bylaw Amendment, on October 1, 2014, the Board amended the company’s Corporate Governance Guidelines (the “Governance Guidelines Amendment”), to (a) require that a Lead Independent Director be elected by a majority of the independent directors (to serve a minimum one year term) when the Chairman of the Board is not independent and (b) codify an expansive set of duties and responsibilities that will be fulfilled by an independent director leading the Board, regardless of whether that individual is an independent Chairman or the Lead Independent Director, including the following:

Board Leadership

•

In the case of the Chairman, presiding at all meetings of our Board and, in the case of the Lead Independent Director, presiding at all meetings of our Board at which the Chairman is not present, including at executive sessions of the independent directors

•	Calling meetings of the independent directors, as appropriate
•	In the case of the Lead Independent Director, if the CEO of our company is also Chairman, providing Board leadership if the CEO/Chairman’s role may be (or may be perceived to be) in conflict

Board Culture

•	Serving as a liaison between the CEO and the independent directors
•	Establishing a close relationship and trust with the CEO, providing support, advice and feedback from our Board while respecting executive responsibility
•	Acting as a “sounding board” and advisor to the CEO

Board Focus

•	Board Focus: In consultation with our Board and executive management, ensuring that our Board focuses on key issues and tasks facing our company and on topics of interest to our Board
•	Corporate Governance: Assisting our Board, the Corporate Governance Committee and management in complying with our Corporate Governance Guidelines and promoting corporate governance best practices
•

CEO Performance Review and Succession Planning: Working with the Corporate Governance Committee, the Compensation and Benefits Committee and members of our Board, contributing to the annual performance review of the CEO and participating in CEO succession planning

Board Meetings

•	In coordination with the CEO and the other members of our Board, planning, reviewing and approving meeting agendas for our Board
•	In coordination with the CEO and the other members of our Board, approving meeting schedules to assure that there is sufficient time for discussion of all agenda items
•	Advising the CEO of the information needs of our Board and approving information sent to our Board
•	Developing topics of discussion for executive sessions of our Board

Board Performance and Development

•	Board Performance: Together with the CEO and the other members of our Board, ensuring the efficient and effective performance and functioning of our Board
•	Board Assessment: Consulting with the Corporate Governance Committee on our Board’s annual self assessment
•	Director Development: Providing guidance on the ongoing development of directors
•

Director Assessment/Nomination: With the Corporate Governance Committee and the CEO, consulting in the identification and evaluation of director candidates’ qualifications (including candidates recommended by directors, management, third party search firms and stockholders) and consulting on committee membership and committee chairs

Stockholders and Other Stakeholders

•	Being available for consultation and direct communication, to the extent requested by major stockholders
•	Having regular communication with primary bank regulators (with or without management present) to discuss the appropriateness of our Board’s oversight of management and our company

BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT	6

BACKGROUND OF THE PROPOSAL

Our Corporate Governance Guidelines require that the non-management directors meet in executive session at each regularly scheduled Board meeting at the direction of the Lead Independent Director (when the Chairman is not independent), with the Lead Independent Director presiding. As noted above, the Lead Independent Director also plays a central role in the Board’s stockholder engagement program and is available to communicate with stockholders and other parties. In addition, the Lead Independent Director may serve on committees of the Board, and Mr. Bovender currently serves on the Board’s Corporate Governance Committee.

Amending our Bylaws to eliminate the requirement for an independent Chairman was a decision the Board considered carefully, particularly in light of the 2009 stockholders’ vote that amended our then-existing Bylaws to require an independent Chairman. The decision to appoint Mr. Moynihan as Chairman of the Board and Mr. Bovender as Lead Independent Director culminated from an orderly, well-researched, in-depth and independent review and deliberative process by the Board and the Corporate Governance Committee that took into account the considerations described below under “Reasons for the Board’s Recommendation,” including the significantly different circumstances and condition of the company and the Board at that time.

STOCKHOLDER ENGAGEMENT AND THE CHANGE IN BOARD LEADERSHIP STRUCTURE

The Board and management are committed to engaging with the company’s stockholders and soliciting their views and feedback on important performance, governance, compensation and other matters. Our Corporate Secretary and Investor Relations teams, together with relevant executive management members and directors, conduct stockholder outreach throughout the year and inform our management and the Board about the issues that our stockholders tell us matter most to them. Stockholder feedback is shared with the Board and its committees to enhance our governance practices, facilitate a dialogue between stockholders and the Board, and to provide transparency of those practices to our stockholders through enhanced disclosure. We review the voting results of our most recent annual meeting of stockholders, the stockholder feedback received through our engagement process, the governance practices of our peers and other large companies, and current trends in governance as we consistently consider enhancements to our governance practices and disclosure. We also review our stockholder engagement practices regularly with an eye towards continual improvement.

Although ratifying the Bylaw Amendment was not on the ballot for our 2015 Annual Meeting, we engaged with many of our stockholders to solicit their views regarding our Board leadership structure in connection with soliciting proxies for that meeting. A number of stockholders voiced the opinion that stockholders should be given the opportunity to formally express their views on the Bylaw Amendment. Based on this feedback and the Board’s belief that flexibility in determining its appropriate leadership structure has significant implications on the exercise of its fiduciary duties and effective operations, the Board announced its commitment to hold a stockholder vote to ratify the Bylaw Amendment no later than the 2016 Annual Meeting.

Since the 2015 Annual Meeting, we have further engaged with many of our significant stockholders to discuss their views on the Board’s leadership structure, the Lead Independent Director’s role and responsibilities, the process the Board undertook to effect the Bylaw Amendment, and the process and timing for seeking stockholder ratification of the Bylaw Amendment. These stockholder views were shared with the Board and Corporate Governance Committee prior to calling the Special Meeting.

REASONS FOR CALLING THE SPECIAL MEETING

The Board is calling the Special Meeting and submitting the Proposal to the company’s stockholders for approval to follow through promptly on its commitment to provide our stockholders with an opportunity to express their views on the Bylaw Amendment. Because the Board’s leadership structure is critical to the proper functioning of the Board and its independent oversight of management and the company, the Board concluded that it was advisable to solicit the views of stockholders on this matter now and not wait until the 2016 Annual Meeting. In addition, the Board determined that submitting the Proposal to stockholders on a standalone basis at a special meeting, at which no other business will be conducted, would enable stockholders to focus solely on this important matter. In calling the Special Meeting now, the Board also considered that the company would benefit from the voting results of the Proposal as the Board and Corporate Governance Committee conduct the annual review of the company’s current Board leadership structure.

7	BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT

REASONS FOR THE BOARD’S RECOMMENDATION

REASONS FOR THE BOARD’S RECOMMENDATION

BYLAW AMENDMENT PROVIDES THE BOARD WITH FLEXIBILITY TO DETERMINE THE OPTIMAL INDEPENDENT LEADERSHIP STRUCTURE BASED ON CURRENT CIRCUMSTANCES AND NEEDS

The Board is committed to strong, independent leadership for the Board and its committees and views the independent, objective oversight of management as central to effective Board governance. The Bylaw Amendment and the Governance Guidelines Amendment reflect the Board’s commitment to maintaining an independent Board leadership structure that is in the company’s and stockholders’ best interests, whether through an independent Chairman or a Lead Independent Director.

The Board believes that its optimal leadership structure can and should change over time, in keeping with the evolving needs, strategy and operating environment of the company, the composition of the Board, and other relevant factors. In addition, the Board believes that to best uphold its responsibility to the company and stockholders, it should retain the flexibility to determine the most appropriate Board leadership structure at any given time in light of the then-present circumstances. The Board is uniquely qualified to evaluate its leadership needs and how best to organize the capabilities of directors to meet those needs. It has extensive experience with, and deep knowledge of, the company’s culture, strategy, business operations, and the capabilities, strengths, and leadership styles of the directors and executive management. It also possesses first-hand experience in addressing the Board’s effective operations and dynamics and the interactions among its members. With this experience, knowledge and insight, taken together with feedback from stockholders, the Board can make well-informed decisions regarding its leadership structure on behalf of the company and our stockholders.

In adopting the Bylaw Amendment and the Governance Guidelines Amendment, and electing Mr. Moynihan and Mr. Bovender to their roles, the Board concluded that having Mr. Moynihan serve as executive Chairman and work together with Mr. Bovender as a Lead Independent Director, who has robust, well defined duties, gives the Board a strong leadership and governance structure that best serves the needs of our company today. The Bylaw Amendment gives the Board the flexibility to periodically reassess its optimal independent leadership structure—whether through an independent Chairman or a Lead Independent Director—and who the most qualified individuals are to serve in those leadership positions based on the then-current circumstances and needs of the company and the Board.

BOARD CREATED A LEAD INDEPENDENT DIRECTOR POSITION WITH ROBUST AND TRANSPARENT DUTIES

A critical factor for the Board in supporting the Bylaw Amendment and its current leadership structure, and in recommending that stockholders approve the Proposal, is the contemporaneous adoption of robust, well defined and transparent duties for the independent director who leads the Board, regardless of whether that individual is an independent Chairman of the Board or the Lead Independent Director. These comprehensive duties were codified in the Governance Guidelines Amendment as described above and help facilitate the independent directors’ objective and effective oversight of the company and extend well beyond those of a traditional lead director. Among other things, the Lead Independent Director approves Board meeting agendas and schedules, calls meetings of the independent directors and provides Board leadership where the CEO/Chairman’s role may be in conflict, including reviewing the CEO’s performance and participating in CEO succession planning. By tasking the Lead Independent Director with robust duties to facilitate strong independent Board leadership, the Board’s current leadership structure provides for effective independent oversight in the boardroom.

BYLAWS MANDATING INDEPENDENT CHAIRS ARE NOT COMMON, AND THERE IS NO CONCLUSIVE EMPIRICAL CORRELATION BETWEEN AN INDEPENDENT CHAIR AND SUPERIOR CORPORATE GOVERNANCE OR PERFORMANCE

In adopting the Bylaw Amendment and the Governance Guidelines Amendment, in implementing the current Board leadership structure, and in recommending that stockholders approve the Proposal, the Board and the Corporate Governance Committee examined relevant stockholder voting policies and voting practices, empirical studies regarding the performance of companies having executive and independent board chairs, and other benchmarking data, and sought the counsel of corporate governance advisors. According to the Spencer Stuart Board Index 2014, only 14 companies in the S&P 500 (approximately three percent) have adopted a formal policy requiring separation of the chairman and CEO roles, which represents a decline from the 21 companies (approximately four percent) that mandated a split as of 2013, and only 138 S&P 500 companies (approximately 28%) have named an independent chairman.

The Board and the Corporate Governance Committee recognize that there is a variety of viewpoints concerning a board’s optimal leadership structure and that there are many successful and well-managed U.S. public companies that do not

BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT	8

REASONS FOR THE BOARD’S RECOMMENDATION

have an independent chair. One factor cited for the lack of a formal policy requiring separation of Chairman and CEO is that it reflects a “one-size-fits-all” approach to board governance that does not allow a board to consider leadership options and may prevent a board from appointing leaders who it believes would serve the company’s and stockholders’ best interests. The Board concluded that empirical data concerning the impact of board leadership on stockholder value are inconclusive and do not prove any correlation between a board having an independent Chairman and superior corporate governance or performance. The Board recognizes that some stockholders who supported the 2009 proposal may feel that the Chairman and CEO roles should always be separated. While the Board believes there is room for disagreement in the debate about which leadership structure leads to the best operational or governance results, in its oversight function for the company, it believes that the appropriate leadership structure for our Board should vary depending on our strategy and operating environment. One-size does not fit all in board leadership structures, and the size and fit of board leadership structures may change over time. A well-functioning and independent board should have, as part of its responsibility, the task of determining the appropriate leadership structure as the Board and the company evolve.

BANK OF AMERICA, OUR BOARD AND OUR GOVERNANCE PRACTICES HAVE CHANGED DRAMATICALLY SINCE THE FINANCIAL CRISIS AND THE STOCKHOLDER VOTE IN 2009

The Board and the Corporate Governance Committee also analyzed the historical Board leadership structure at our company, the stockholders’ vote of 2009 to require an independent Chairman, and the developments at our company since 2009 under Mr. Moynihan’s stewardship, including enhancements to the Board’s governance and composition, and the company’s management team, business and performance. While stockholders may have voted for the 2009 proposal for a number of different reasons, based on stockholders’ feedback, the Board and the Corporate Governance Committee believe the most significant reason reflected concerns particular to the company in 2009, in the midst of the financial crisis—specifically, the stockholders’ dissatisfaction with the then Board’s governance and oversight, and the company’s performance and the then management’s strategic decisions prior to 2009, including the acquisitions of Countrywide and Merrill Lynch. The Board believes the aggravating conditions from 2009 are no longer present and that the limitations on the Board’s flexibility resulting from the 2009 stockholder vote are no longer warranted as a result of the company’s changed circumstances.

Since 2009, when a narrow majority of the votes cast (50.3%, representing approximately 29% of the then-outstanding shares) supported an independent Chairman requirement, the company has evolved significantly in ways that support the Bylaw Amendment. The company’s transformation has been accompanied by considerable change in the process for enhancing experiential diversity and independence in the Board’s composition. This enhanced recruitment and selection process has resulted in the presence today of strong independent leadership among its members and committees. These changes, in addition to the robust duties of the Lead Independent Director set forth in the Governance Guidelines Amendment and other enhancements to the Board’s governance structure, help assure the Board’s effective independent oversight of the CEO and management.

The company’s Corporate Governance Guidelines require that a substantial majority of the Board consist of directors who are independent under both the Director Independent Categorical Standards adopted by the Board and the criteria contained in the NYSE’s listing standards. Of the 13 directors currently serving on the Board, 11 meet these independence requirements, and seven of those 11 joined the Board in the last three years. Mr. Moynihan is the only member of the company’s management who serves on the Board. The non-management directors of the Board meet in executive session at each regularly scheduled Board meeting (14 such executive sessions since October 1, 2014), with the Lead Independent Director presiding at such executive sessions, and the Lead Independent Director may call an executive session of independent directors at any time. Mr. Moynihan does not serve on any of the Board’s committees, and three of those committees—the Audit Committee, Corporate Governance Committee, and Compensation and Benefits Committee—are composed entirely of independent directors.

The Board believes the company’s directors should possess backgrounds, qualifications, attributes and skills that, when taken together, provide the company with a broad range of experience in large, complex organizations; regulated industries; consumer, commercial and corporate businesses; and international organizations. Our directors also have experience in financial and regulatory oversight; risk management; strategic planning; and technology, among other areas. When considering potential director nominees, the Corporate Governance Committee has an established process that the company’s primary bank regulators have reviewed and acknowledged. In that process, the Corporate Governance Committee reviews available information regarding each potential candidate, including qualifications, experience, skills and integrity, as well as race, gender and ethnicity. Although we do not have a formal policy regarding

9	BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT

REASONS FOR THE BOARD’S RECOMMENDATION

diversity, the Board views diversity as a priority and seeks diverse representation among its members. The Board, through the Corporate Governance Committee, assesses the Board’s diversity when identifying and evaluating director candidates. Of our 13 directors, seven have international experience, nine have CEO experience, two are African-American and four are women, one of whom is Hispanic.

The independent and non-management directors bring an unparalleled caliber and diversity of expertise, experience and leadership, and are a testament to the Board’s commitment to self-evaluations, continuous refreshment and rigorous, independent oversight. They bring depth and breadth of financial, operational, risk, and other areas of expertise relevant to our company and, through their varied lengths of tenure, provide a blend of historical and new perspectives about our company.

The Board’s commitment to independent oversight of management is augmented by federal banking regulatory supervision, including the Federal Reserve Board and the Office of the Comptroller of the Currency. Our company is strenuously regulated, and our Board must contain members who have experience that meets certain regulatory requirements, including: independence; financial literacy and expertise; experience in identifying, assessing and managing risk exposures of large, complex financial firms, and/or understanding of risk management principles, policies and practices relevant to our company or a comparably sized company. In furtherance of those and other regulatory requirements, members of our Board and the independent committee chairs (including our Lead Independent Director) frequently meet with our regulatory authorities without management present.

The Board has demonstrated a record of independent oversight, actively engaging and maintaining a robust and regular dialogue with management. That record is evident in the significant governance changes that the Board has enacted since 2009, which include:

•    Adopting an enhanced stockholder engagement program that includes the active involvement of our Lead Independent Director and other independent directors

•    Adopting a proxy access right to permit a stockholder, or a group of up to 20 stockholders, owning continuously for at least three years shares of our company representing an aggregate of at least three percent of the voting power entitled to vote in the election of directors, to nominate and include in our proxy materials director nominees constituting up to 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our Bylaws

•    Producing a Business Standards report by March 31, 2016 to increase transparency into our processes and standards, corporate culture, governance and business practices

•    Permitting stockholders holding at least 10% of our outstanding common shares to convene a special meeting, provided that the stockholders satisfy the requirements in our Bylaws

•     Implementing leading incentive compensation recoupment policies and committing to disclose certain forfeitures under these policies

•     Seeking additional information regarding significant investors’ voting policies and procedures on key governance matters and sharing that information with the Board and Corporate Governance Committee

•    Enhancing our disclosures relating to a number of matters, including political activities and greenhouse gas emissions, and publishing a new coal policy

•    Implementing other enhancements to our corporate governance and compensation practices, which are described in greater detail in the definitive proxy statement for our 2015 Annual Meeting filed with the SEC and in our principal corporate governance documents available on our website at http://investor.bankofamerica.com under the heading “Corporate Governance”

The Board does not believe a vote “against” the Proposal would be an appropriate answer to issues the company currently must address, which are vastly different from those faced in 2009. Bank of America has evolved significantly since 2009, including electing a Board with a composition, independence, and leadership structure that provides for objective and effective oversight of management, and adopting strong governance practices. In addition, the company operates global, complex, highly regulated and rapidly changing businesses, the oversight of which does not lend itself to restrictive limits on the Board’s decision-making capabilities.

MR. MOYNIHAN AS CHAIRMAN AND CEO AND MR. BOVENDER AS LEAD INDEPENDENT DIRECTOR CURRENTLY PROVIDE THE OPTIMAL LEADERSHIP STRUCTURE FOR THE BOARD

The Board determined that implementing the current Board structure, with Mr. Moynihan as executive Chairman and Mr. Bovender as Lead Independent Director, provides an optimal framework and leadership structure for the current operation of the Board and the company’s present needs, strategy and operating environment, and does not believe further change to the Board’s leadership structure is warranted at this time.

BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT	10

REASONS FOR THE BOARD’S RECOMMENDATION

The Board unanimously elected Mr. Moynihan as Chairman of the Board based on the leadership qualities, management capability, knowledge of the business and industry, and a long-term, strategic perspective he has demonstrated as CEO over a period of five years after running each of the company’s operating units. Mr. Moynihan has led the transformation of Bank of America out of the financial crisis and is focused on driving future growth. Under the Board’s oversight, and with Mr. Moynihan’s leadership and an executive management team whose composition has changed significantly since 2009, the company has rebuilt capital and liquidity, streamlined and simplified its operations, reduced the scope of activities by exiting non-core businesses and products, stabilized performance, reduced expenses, increased the return of capital to stockholders, and settled its most significant legacy mortgage-related litigation matters. Mr. Moynihan has also been instrumental in the company’s efforts to work with regulators to resolve issues stemming from the financial crisis, including navigating an increasingly complex regulatory regime, a role for which he is exceptionally suited given his significant expertise in the financial industry and many years of experience across all of the company’s operations.

The Board believes that Mr. Moynihan possesses the experience, leadership qualities, vision and intimate knowledge of the company’s operations to lead the Board, and that electing Mr. Moynihan to serve as both Chairman and CEO creates a bridge between the Board and management that best enables the company to execute on its strategy. In his combined Chairman and CEO role, Mr. Moynihan’s unparalleled depth of understanding of the company and its businesses allows him to clearly articulate the company’s position and speak fluently with a unified voice in its dealings with clients, regulators and other constituencies in an increasingly complex business and regulatory environment—quintessential qualities for the Chairman of a systemically important financial institution. The Board believes that having Mr. Moynihan serve in this manner advances the company’s ability to achieve its long-term strategic goals, facilitate communications with regulatory authorities, and enhance confidence in the company from customers and employees, all of which benefits stockholders.

The independent directors unanimously supported Mr. Bovender’s appointment as Lead Independent Director because they believe Mr. Bovender possesses the characteristics and qualities critical for the independent leadership position. As the former chairman, chief executive officer, and chief operating officer of a highly regulated company, Mr. Bovender is respected among the directors and has the qualities and experience desired for a Lead Independent Director—high personal integrity, a breadth of knowledge in management, operations, and corporate governance, and a willingness to engage management.

The Board believes the combined strengths and records of Mr. Moynihan and Mr. Bovender, together with the objective oversight of and engagement with management by all independent directors, and the independent leadership provided by all Board committee chairs, enables Mr. Moynihan to take on the additional responsibilities of Chairman and allows the Board to effectively oversee and control management and to operate having a leadership structure consistent with nearly all financial institution peers. An executive Chairman gives us a united presence and better enables us and our Board to speak with a unified voice with our clients, regulators and other third parties. A Lead Independent Director who fulfills the robust duties embodied in the Governance Guidelines Amendment that go beyond the norm instills a powerful independent presence in a position of leadership on the Board. Based on extensive review and consideration by the Corporate Governance Committee and the Board, the Board believes the current Board leadership structure comprised of Mr. Moynihan as Chairman and CEO, balanced with Mr. Bovender serving as a strong Lead Independent Director tasked with robust duties and authority, is in the best interests of the company and stockholders at this time.

The Board believes that the right Board leadership structure is in place for the company to continue towards achieving its long-term strategic objectives. Following the settlement with the U.S. Department of Justice and concurrent with the Board’s implementation of this leadership structure, the company earned an aggregate of $11.7 billion, or $1.02 per share, in the three quarters ending June 30, 2015, including $5.3 billion, or $0.45 per share, in the second quarter of 2015. The Board is pleased with the company’s recent progress and management’s efforts to continue to realize the company’s full earnings power.

As demonstrated through the changes that the company and the Board have undergone since 2009 and the financial crisis, the Board believes that the optimal Board leadership structure can and should evolve over time as the circumstances and needs of the company and the leadership needs and composition of the Board and executive management team change. The Bylaw Amendment provides the Board with that flexibility. In that regard, the Board is committed to regularly reviewing its leadership structure, including the individuals serving as Chairman (and Lead Independent Director if the Chairman is not an independent director), and will adapt the Board leadership structure to evolve with the company’s needs, strategy, operating environment, the Board’s needs, our stockholders’ feedback and other relevant factors.

FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL.

11	BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

EFFECT OF STOCKHOLDER APPROVAL OR DISAPPROVAL OF PROPOSAL

The Board believes that stockholders should have the opportunity to express their views on the Bylaw Amendment, especially as it changed the provisions of the Bylaws that stockholders approved in 2009 providing for an independent Chairman as the only form of Board leadership structure regardless of circumstances.

The Board is also committed to continuing engagement with stockholders and ensuring that the Board’s leadership structure remains suited to the needs of the company as they may develop over time. To that end, if stockholders approve the Proposal at the Special Meeting, the Bylaw Amendment will remain unchanged and the Board will retain the flexibility to exercise its fiduciary duties and implement the most appropriate leadership structure as circumstances warrant. Further, the Board and the Corporate Governance Committee will annually assess the appropriateness of its leadership structure, including the duties of the Lead Independent Director in light of the circumstances and needs of the company. This assessment will include feedback received from stockholders as part of our ongoing engagement efforts. In addition, the Board believes that stockholders deserve transparency with respect to the Board’s perspective on these important matters and intends to continue to update stockholders regularly on its views as to why the Board leadership structure in place at the time remains in the best interests of the company and our stockholders through the annual meeting proxy statement, engagement efforts, or other appropriate means. Until such time as the Board determines otherwise, it is expected that Mr. Moynihan will continue to serve as Chairman of the Board and Mr. Bovender as Lead Independent Director.

If the company’s stockholders do not approve the Proposal at the Special Meeting, the Board intends to promptly implement a plan to transition from the current Board leadership structure to an independent Chairman structure, including to amend the company’s Bylaws to repeal the Bylaw Amendment and to revise the Corporate Governance Guidelines accordingly. For the reasons stated above, the Board does not believe this outcome will be in the company’s or stockholders’ best interests.

INTERESTS OF CERTAIN PERSONS IN THE MATTER TO BE ACTED UPON

In considering the recommendation of the Board with respect to the Proposal, and in deciding whether to vote “FOR” the Proposal, Bank of America stockholders should be aware that certain of our directors may have interests in the Proposal that are different from, or in addition to, the interests of stockholders generally.

Mr. Moynihan is not entitled to any additional compensation for his service as Chairman of the Board beyond the compensation he receives as CEO, which is described in the company’s proxy statement for the 2015 Annual Meeting.

The Board’s non-management directors are compensated for the time and effort required to serve as directors of a large, complex and highly regulated global company. Committee Chairs receive additional compensation for the incremental responsibilities and time commitments attached to those roles. The Lead Independent Director receives $450,000 in total annual compensation, greater than other non-management directors or Committee Chairs, given the additional demands, expectations and responsibilities that come with that role. While the Board has not established specific compensation for an independent Chairman in the event the Proposal is not approved, a future independent Chairman may receive annual compensation comparable to the compensation received by the previous independent Chairman, or approximately $500,000.

In the event the Proposal is not approved at the Special Meeting, the Board has not determined who would be elected to succeed Mr. Moynihan as Chairman. It is possible that the director compensation paid to one or more independent directors on the Board may change in the event the Proposal is not approved and current Board leadership roles change.

Additional information regarding the interests of the company’s directors and executive officers, by security holdings or otherwise, is described in the definitive proxy statement for our 2015 Annual Meeting and under the section titled “Stock Ownership of Directors, Executive Officers and Certain Beneficial Owners” in this proxy statement.

BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT	12

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

Our voting securities are our common stock, Series B Preferred Stock and Series 1 to 5 Preferred Stock. The following table shows the number of shares of our common stock beneficially owned as of August 3, 2015 by (a) each director, (b) each named executive officer, (c) all directors and executive officers as a group and (d) beneficial owners of more than five percent of any class of our voting securities (as determined under SEC rules). As of that date, none of our directors and executive officers owned any shares of any class of our voting securities, other than as reported in the table below. Each director, each named executive officer and all directors and executive officers as a group beneficially owned less than one percent of our outstanding common stock. Unless otherwise noted, all shares of our common stock are subject to the sole voting and investment power of the directors and executive officers.

Name	Beneficial Ownership			Stock Units(1)(2)	Total
	Shares and Restricted Shares	Options/ Warrants Exercisable within 60 days of 8/3/2015	Total Beneficial Ownership
Directors and Executive Officers
Sharon L. Allen(3)	50,153	0	50,153	0	50,153
Susan S. Bies	138,741	0	138,741	0	138,741
Jack O. Bovender, Jr.	67,615	0	67,615	0	67,615
Frank P. Bramble, Sr.	111,680	0	111,680	110,606	222,286
David C. Darnell	432,672	288,750	721,422	1,390,135	2,111,557
Pierre J. P. de Weck	28,242	0	28,242	0	28,242
Arnold W. Donald	38,930	0	38,930	5,966	44,896
Charles K. Gifford(4)	232,907	0	232,907	120,238	353,145
Linda P. Hudson	19,507	0	19,507	22,878	42,385
Monica C. Lozano	3,000	0	3,000	111,171	114,171
Gary G. Lynch	478,400	0	478,400	721,470	1,199,870
Thomas J. May(5)	2,142	0	2,142	225,564	227,706
Thomas K. Montag(6)	1,905,010	2,102,216	4,007,226	2,590,552	6,597,778
Brian T. Moynihan	774,302	546,667	1,320,969	2,313,827	3,634,796
Lionel L. Nowell, III	3,930	0	3,930	41,322	45,252
Bruce R. Thompson	905,244	127,400	1,032,644	1,756,778	2,789,422
R. David Yost	64,153	0	64,153	53,034	117,187
All directors and executive officers as a group (23 persons)(7)	6,311,955	3,668,104	9,980,059	11,624,649	21,604,708

Name	Beneficial Ownership			Stock Units(1)(2)	Total
	Shares and Restricted Shares	Options/ Warrants Exercisable within 60 days of 8/3/2015	Total Beneficial Ownership
Certain Beneficial Owners
Warren E. Buffett /Berkshire Hathaway Inc.(8)	—	700,000,000	700,000,000	—	700,000,000
BlackRock, Inc.(9)	599,692,793	0	599,692,793	—	599,692,793
The Vanguard Group(10)	539,166,283	0	539,166,283	—	539,166,283

13	BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

(1)	For non-management directors, includes stock units credited to their accounts pursuant to deferrals made under the terms of the Director Deferral Plan. These stock units do not have voting rights and are not considered beneficially owned under SEC rules. Each unit has a value equal to the fair market value of a share of our common stock. These units, which are held in individual accounts in each director’s name, will be paid in cash upon the director’s retirement if vested at that time.
(2)	Includes the following stock units, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of August 3, 2015 and/or the stock units will be paid in cash and therefore do not represent the right to acquire stock:

Name	Time-Based RSUs (TRSUs)	Cash-Settled RSUs (CRSUs)	Performance RSUs (PRSUs)	Total Stock Units
Brian T. Moynihan	303,887	124,229	1,885,711	2,313,827
Bruce R. Thompson	402,429	—	1,354,349	1,756,778
David C. Darnell	324,200	—	1,065,935	1,390,135
Gary G. Lynch	284,695	—	436,775	721,470
Thomas K. Montag	491,300	—	2,099,252	2,590,552
All executive officers as a group (7)	3,622,734	124,229	7,186,907	10,933,870

Each stock unit has a value equal to the fair market value of a share of our common stock, but does not confer voting rights. Time-based restricted stock units (“TRSUs”) include the right to receive dividend equivalents and will be paid in shares of our common stock at vesting or, in certain circumstances, after termination of employment. Cash-settled restricted stock units (“CRSUs”) do not include the right to receive dividend equivalents and will be paid in cash as described in “Compensation Discussion and Analysis” on page 25 of our proxy statement for the 2015 Annual Meeting. Performance restricted stock units (“PRSUs”) include the right to receive dividend equivalents and vest subject to attaining pre-established performance goals. To the extent earned, (i) PRSUs granted in February 2011 will be settled 40% in cash and 60% in shares of our common stock (except for the PRSUs granted to Ms. Bessant and Ms. Smith, which settle 100% in shares of our common stock), (ii) PRSUs granted in February 2012 will be settled 100% in shares of our common stock, and (iii) PRSUs granted in February 2013, February 2014 and February 2015 will be settled 100% in cash. The stock units shown include the number of PRSUs granted assuming 100% of the award will be earned; however, the actual number of stock units earned may vary depending upon achieving performance goals. Because they are economically comparable to owning shares of our common stock, certain of these stock units currently qualify for purposes of compliance with our stock ownership and retention requirements, except for PRSUs, which qualify only when earned. The reported stock units do not include any stock units held in the 401(k) Restoration Plan.
(3)	Includes 1,000 shares of our common stock for which Ms. Allen shares investment power with her spouse.
(4)	Includes 1,090 shares of our common stock held by Mr. Gifford as a custodian for two of his children, and 77,840 shares of our common stock, for which Mr. Gifford shares investment power with Bank of America, as trustee. The table does not include 580,734 shares of common stock Mr. Gifford transferred to a family trust for estate planning purposes in June 2013.
(5)	Includes 22,548 stock units held by Mr. May under the FleetBoston Director Stock Unit Plan, 3,130 stock units held under the Bank Boston Director Retirement Benefits Exchange Program, and 5,499 stock units held under the Bank Boston Director Stock Award Plan.
(6)	Includes 470,724 shares of our common stock held by Mr. Montag in a family trust for which Mr. Montag shares investment power with his wife, who is trustee.
(7)	Such persons had sole voting and investment power over 9,105,404 shares of our common stock and shared voting or investment power or both over 874,655 shares of our common stock. Does not include beneficial ownership for Bruce R. Thompson, who ceased to be an executive officer on August 1, 2015.
(8)	Consists of warrants exercisable within 60 days for 700,000,000 shares of our common stock, held indirectly by Warren E. Buffett, 3555 Farnam Street, Omaha, NE 68131 and Berkshire Hathaway Inc., 3555 Farnam Street, Omaha, NE 68131, including through the following entities, which are deemed to share beneficial ownership of greater than five percent of a class of our voting securities (as determined under SEC rules) as follows: OBH LLC, 3555 Farnam Street, Omaha, NE 68131 (666,960,000 of the warrants); and National Indemnity Company, 3024 Harney Street, Omaha, NE 68131 (621,040,000 of the warrants). According to a Schedule 13G filed with the SEC on September 12, 2011, Mr. Buffett and Berkshire Hathaway Inc. had shared voting and investment power with respect to all 700,000,000 shares. Information about other entities deemed to share beneficial ownership of the shares, including their voting and investment power, is disclosed in the Schedule 13G.
(9)	Consists of common stock held by Blackrock, Inc., 40 East 52nd Street, New York, NY 10022. According to a Schedule 13G/A filed with the SEC on February 9, 2015, BlackRock, Inc. had sole voting power with respect to 509,702,675 shares, sole investment power with respect to 599,520,176 shares and shared voting power and shared investment power with respect to 172,617 shares.
(10)	Consists of common stock held by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355. According to a Schedule 13G filed with the SEC on February 10, 2015, The Vanguard Group had sole voting power with respect to 18,102,517 shares, sole investment power with respect to 521,981,446 shares and shared investment power with respect to 17,184,837 shares.

BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT	14

VOTING AND OTHER INFORMATION

VOTING AND OTHER INFORMATION

Item of Business. This Special Meeting is being called by the Board for stockholders of the company to vote on the Proposal, as described above. The Board unanimously recommends that stockholders vote “FOR” the Proposal.

According to our Bylaws, business to be conducted at a special meeting of stockholders may only be brought before a special meeting by our notice of meeting. No matters other than the Proposal will be presented for action by stockholders at the Special Meeting or at any adjournment or postponement of the meeting.

Who Can Vote. Only holders of record at the close of business on August 10, 2015 (the record date) will be entitled to notice of and to vote at our Special Meeting. As of August 10, 2015, the following shares were outstanding and entitled to vote:

Shares	Number of Shares Outstanding and Entitled to Vote	Shares	Number of Shares Outstanding and Entitled to Vote
Common Stock	10,438,419,766	Series 3 Preferred Stock	21,773
Series B Preferred Stock	7,571	Series 4 Preferred Stock	7,010
Series 1 Preferred Stock	3,275	Series 5 Preferred Stock	14,056
Series 2 Preferred Stock	9,967	—	—

Each share of our common stock and Series B Preferred Stock is entitled to one vote. Each share of the Series 1 to 5 Preferred Stock is entitled to 150 votes. All stockholders vote together without regard to class, except as otherwise required by law.

In accordance with Delaware law, for 10 days prior to our Special Meeting, a list of registered stockholders entitled to vote at our Special Meeting will be available for inspection in the Office of the Corporate Secretary, Bank of America Corporation, Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255. The list will also be available at our Special Meeting.

How to Vote. You may vote in person at our Special Meeting or by submitting your proxy by:

•

Internet: going to www.investorvote.com/bac and following the online instructions. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy

•	Telephone: calling the phone number located on the top of your proxy card and following the voice prompts. You will need information from your proxy card to submit your proxy
•

Mail (if you received your proxy materials by mail): marking your vote on your proxy card, signing your name exactly as it appears on your proxy card, dating your proxy card and returning it in the envelope provided

To be counted, your proxy must be received before the polls close at our Special Meeting. If your shares are held beneficially through a bank, broker or other nominee in street name, you should follow the voting instructions provided to you by that entity or person.

You may revoke your proxy and change your vote at any time before the voting polls close at our Special Meeting by submitting:

•	a properly executed proxy of a later date, or
•	a written notice of revocation (of your previously executed proxy) sent to our Corporate Secretary, or
•	a vote cast in person at our Special Meeting

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted according to your voting instructions. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board’s recommendation to vote “FOR” the Proposal. If other matters properly come before our Special Meeting, the proxies will vote on these matters in accordance with their best judgment.

15	BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT

VOTING AND OTHER INFORMATION

Employee Voting. If you participate in The Bank of America 401(k) Plan, The Bank of America Transferred Savings Account Plan, the Merrill Lynch Employee Stock Purchase Plan (“ML ESPP”) or the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan, and your plan account has investments in shares of our common stock, you must provide voting instructions to the plan trustee (by proxy card, the Internet or telephone) for your shares to be voted according to your instructions. Each plan participant’s voting instructions will also direct the trustee to vote any unvoted shares in the same ratio as the shares for which voting instructions have been received by the trustee, unless contrary to law and except for participants in the ML ESPP. If you participate in the ML ESPP, your shares cannot be voted unless you provide voting instructions to the ML ESPP trustee. Your voting instructions to the plan trustee will be held in strict confidence. The deadline to provide voting instructions for shares held in the foregoing plans is Monday, September 21, 2015, at 8:00 a.m., Eastern Daylight Time. You will not be able to submit voting instructions or change prior voting instructions after this deadline.

Quorum Required to Hold our Special Meeting. In order to hold our Special Meeting, a quorum representing holders of a majority of the voting power of our common stock, the Series B Preferred Stock and the Series 1 to 5 Preferred Stock must be present in person or represented by proxy. We will count as present shares present in person but not voting and shares for which we have received proxies but for which holders thereof have abstained from voting. Broker non-votes, if any, will not be counted as shares present.

Adjournment, Postponement and Recess. The Chairman of the Special Meeting may adjourn, postpone, or recess the Special Meeting to the fullest extent permitted by law and our Bylaws. The Chairman of the Board will preside at the Special Meeting.

Vote Required to Approve the Proposal.

Proposal for Your Vote	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes, if Any
Bylaw Ratification Proposal	Majority of votes cast	No effect	No effect

The Board is committed to act in accordance with the vote results of the Proposal.

Routine Versus Non-Routine Proposals. The NYSE will determine whether the Proposal is routine or not routine. If the Proposal is routine, a bank, broker, or other nominee holding shares for a beneficial owner in street name may vote in its discretion on the Proposal without receiving voting instructions from the beneficial owner. If the Proposal is not routine, the broker or other entity may vote on the Proposal only if the beneficial owner has provided timely voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on the Proposal because the proposal is not routine and the beneficial owner does not provide timely voting instructions.

If the NYSE determines that the Proposal is not routine, your bank, broker, or other nominee will not be able to vote your shares on the Proposal unless you direct them how to vote. Please follow the voting instructions provided by your bank, broker, or other nominee to ensure your vote is counted.

Attending our Special Meeting. All holders of our common stock, Series B Preferred Stock, and Series 1 to 5 Preferred Stock as of the close of business on the record date (August 10, 2015) and persons holding valid proxies from stockholders are invited to attend our Special Meeting. To gain entrance to the meeting, you must present valid, government-issued photo identification and the following:

•	Registered stockholders (one of the following):
O	the admission ticket attached to the top of your proxy card or made available by Computershare if you submitted your proxy online, or
O	your Notice of Internet Availability
•	Beneficial/street name stockholders (one of the following):
O	the admission ticket available by visiting www.proxyvote.com and following the instructions provided, or
O	your Notice of Internet Availability, or
O	a letter from your bank or broker or a brokerage statement evidencing ownership of shares of Bank of America stock as of the record date
•	Persons holding valid proxies (one of the following):
O	a proxy from a registered stockholder—a written legal proxy granted to you and signed by the registered stockholder, or

BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT	16

VOTING AND OTHER INFORMATION

O

a proxy from a beneficial/street name stockholder—a written legal proxy granted by the brokerage firm or bank holding the shares to the beneficial stockholder, in assignable form, and a written legal proxy granted by the beneficial stockholder to you, together with a brokerage or bank statement or Notice of Internet Availability showing the beneficial stockholder’s shares

Failure to follow these admissions procedures or bring required documentation may delay your entry into, or prevent you from being admitted to, our Special Meeting.

To ensure that we can accommodate the greatest number of stockholders at our meeting, we reserve the right to limit the number of authorized proxyholders for any stockholder who may attend the meeting and to restrict the admission of guests or other attendees who are not stockholders.

Security measures may include bag, metal detector and hand-wand searches. The use of cameras (including cell phones with photographic capabilities), recording devices, smart phones and other electronic devices is strictly prohibited.

We appreciate the opportunity to hear the views of our stockholders. In fairness to all stockholders and participants at our Special Meeting, and in the interest of an orderly and constructive meeting, stockholder comments at our Special Meeting will be subject to rules of conduct that will be enforced. Copies of these rules will be available at our Special Meeting. Only stockholders, their valid proxy holders or other previously authorized representatives may address our Special Meeting.

Cost of Proxy Solicitation. We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail or electronic delivery, we also may use our directors or employees to solicit proxies either personally or by telephone, facsimile, mail or e-mail. None of these directors or employees will receive any additional or special compensation for soliciting proxies. In addition, we have agreed to pay Georgeson Inc. and Innisfree M&A Incorporated (collectively, our “proxy solicitors”), in total, $150,000 plus expenses to assist us in soliciting proxies from banks, brokers and other nominees. We also will reimburse banks, brokers and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our stock.

Eliminating Duplicative Proxy Materials. We deliver a single proxy statement with separate proxy cards and/or separate Notices of Internet Availability to multiple registered stockholders who share an address, unless we receive other instructions. If (a) you and another registered stockholder share an address and each receive paper copies of our proxy materials and wish to receive only one paper copy or (b) you share an address with another registered stockholder, received a single set of our proxy materials, and would like to receive separate copies, you may request a change in delivery preferences by contacting our transfer agent, Computershare, at P.O. Box 43078, Providence, Rhode Island 02940-3078; 800-642-9855; or www.computershare.com/bac. If you are a beneficial holder and receive multiple copies of our proxy materials and you would like to receive only one copy, contact your bank, broker or other nominee.

Internet Availability Of Proxy Materials. We mailed or e-mailed to many of our stockholders a Notice of Internet Availability of our proxy materials with instructions on how to access our proxy materials over the Internet and how to vote. If you are a registered stockholder and would like to change the method of delivery of your proxy materials, please contact our transfer agent, Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078; Toll free: 800-642-9855; or www.computershare.com/bac. You may do the same as a beneficial stockholder by calling the bank, broker or other nominee where your shares are held.

Questions. If you would like additional copies of these proxy materials or have any questions or need assistance with your vote, please call our proxy solicitors at:

Georgeson, Inc.

All stockholders may call toll free: 866-413-5902

Email: bankofamerica@georgeson.com

Innisfree M&A Incorporated

Stockholders may call toll free: 877-687-1875

Banks and Brokers may call collect: 212-750-5833

17	BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT

VOTING AND OTHER INFORMATION

Additional Corporate Governance Information. If you would like additional information regarding our corporate governance practices, you can read the definitive proxy statement for our 2015 Annual Meeting, which was filed with the SEC. More information about our corporate governance can be found on our website at http://investor.bankofamerica.com under the heading “Corporate Governance,” including our: (a) Certificate of Incorporation; (b) Bylaws; (c) Corporate Governance Guidelines (including our Related Person Transactions Policy) and Director Independence Categorical Standards; (d) Code of Conduct and related materials; and (e) composition of each of our Audit, Compensation and Benefits, Corporate Governance, Credit and Enterprise Risk Committees, including the committee charters, and in other materials found on our website. This information is also available in print, free of charge, upon written request addressed to our Corporate Secretary, Bank of America Corporation, Hearst Tower, 214 North Tryon Street, NC1-027-18-05, Charlotte, North Carolina 28255.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and our website at http://investor.bankofamerica.com. The SEC’s website contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may also read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. You may also obtain a copy of any document that we file with the SEC free of charge by writing to our Corporate Secretary at Bank of America Corporation, Hearst Tower, 214 North Tryon Street, NC1-027-18-05, Charlotte, North Carolina 28255.

These proxy materials may quote or refer to third party research reports or analysis. To the extent that such a quote is included in these materials, the company has not sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material.

We are not incorporating by reference our website or any documents available on our website in this proxy statement.

Stockholder Proposals for our 2016 Annual Meeting. Stockholder proposals submitted for inclusion in the proxy statement for our 2016 Annual Meeting must comply with applicable requirements or conditions established by the SEC, including Rule 14a-8 under the Exchange Act of 1934, and must be received by our Corporate Secretary no later than the close of business on November 27, 2015.

We recently adopted a proxy access right to permit a stockholder, or a group of up to 20 stockholders, owning continuously for at least 3 years shares of our company representing an aggregate of at least three percent of the voting power entitled to vote in the election of directors, to nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our Bylaws. Notice of proxy access director nominees must be received by our Corporate Secretary at the address below no earlier than October 28, 2015 and no later than the close of business on November 27, 2015.

If you would like to submit a matter for consideration at our 2016 Annual Meeting (including any stockholder proposal not submitted under Rule 14a-8 or any director nomination) that will not be included in the proxy statement for that annual meeting, it must be received by our Corporate Secretary no earlier than the close of business on January 7, 2016 and no later than close of business on February 21, 2016. Any matter must comply with our Bylaws.

All stockholder proposals must be received by our Corporate Secretary at Bank of America Corporation, Hearst Tower, 214 North Tryon Street, NC1-027-18-05, Charlotte, North Carolina 28255 by the applicable dates specified above, assuming we do not change the date of our 2016 Annual Meeting by more than 30 days before or 70 days after the anniversary date of our 2015 Annual Meeting.

BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT	18

APPENDIX A

Article I, Section 1 of the company’s Bylaws was amended by inserting as clause (n) the definition of “Lead Independent Director” in alphabetical order:

(n) “Lead Independent Director” means the independent director appointed by the independent members of the Board of Directors in accordance with Article IV, Section 7 of these Bylaws.

Article III, Section 11 of the company’s Bylaws was amended and restated in its entirety as follows:

Section 11.    Conduct of Meetings. The Chairman of the Board shall preside as chairman at each meeting of Stockholders or, in the Chairman of the Board’s absence, the Chief Executive Officer or President shall so preside. At the request of the Chairman of the Board or the Chief Executive Officer or President, in the event all are absent, such other officer as the Board of Directors shall designate shall so preside at any such meeting. In the absence of a presiding officer determined in accordance with the preceding sentence, any person may be designated to so preside at a Stockholders meeting by a plurality vote of the Shares represented and entitled to vote at the meeting. The Secretary or, in the absence or at the request of the Secretary, any person designated by the person presiding at a Stockholders meeting shall act as secretary of such meeting. The chairman of the meeting shall have the authority to adopt and enforce such rules or regulations for the conduct of meetings of Stockholders and the safety of those in attendance as deemed necessary, appropriate or convenient, including, without limitation, establishing: (a) an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on participation in the meeting to Stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted for consideration of each agenda item and for questions and discussion by participants; and (f) procedures requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the chairman should so determine, such chairman shall so declare to the meeting that any such matter or business not properly brought before the meeting shall not be transacted or considered. The chairman of the meeting may, for any reason, from time to time, adjourn any meeting of Stockholders pursuant to Article III, Section 7, or recess any meeting of Stockholders, without notice other than announcement at the meeting except as provided in Article III, Section 4. The date and time of the opening and closing of the polls for each matter upon which the Stockholders will vote at the meeting shall be announced at the meeting.

The company’s Bylaws were amended by adding a new Section 7 to Article IV as follows:

Section 7.    Lead Independent Director. A majority of the independent members of the Board of Directors may elect from among the independent members of the Board of Directors a Lead Independent Director, but the election of a Lead Independent Director shall not be required. The Lead Independent Director may be removed as a Lead Independent Director by vote of a majority of the independent members of the Board of Directors. If a Lead Independent Director shall be elected, then the Lead Independent Director shall have such duties and authority as may be prescribed by the Board of Directors from time to time. For purposes of this Bylaw, “independent” has the meaning set forth in the New York Stock Exchange (“NYSE”) listing standards, unless the Corporation’s Common Stock ceases to be listed on the NYSE and is listed on another exchange, in which case such exchange’s definition of independence shall apply.

Article V, Section 2 of the company’s Bylaws was amended and restated in its entirety as follows:

Section 2.    Special Meetings. Special meetings of the Board of Directors may be held at any date, time and place, within or without the State of Delaware, upon the call of the Chairman of the Board, the Lead Independent Director, the Chief Executive Officer, the President or of the Secretary acting under instructions from the Chairman of the Board, the Lead Independent Director, the Chief Executive Officer or the President, or upon the call of any three directors. Special meetings may be held at any date, time and place and without special notice by unanimous consent of the directors.

Article V, Section 7 of the company’s Bylaws was amended and restated in its entirety as follows:

Section 7.    Conduct of Meetings. The Chairman of the Board shall preside at all meetings of the Board of Directors or, in the Chairman of the Board’s absence or at the Chairman of the Board’s request, the Lead Independent Director shall so

A-1	BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT

preside; provided, however, that in the absence or at the request of both the Chairman of the Board and the Lead Independent Director, or if there shall not be persons holding such offices, the person selected to preside at a meeting of directors by a vote of a majority of the directors present shall preside at such meeting. The Secretary, or in the absence or at the request of the Secretary, any person designated by the person presiding at a meeting of the Board of Directors, shall act as secretary of such meeting.

Article VI, Section 7 of the company’s Bylaws was amended by deleting in its entirety the following paragraph from such section:

The Chairman of the Board shall be a director who is independent from the Corporation. For purposes of this Bylaw, “independent” has the meaning set forth in the New York Stock Exchange (“NYSE”) listing standards, unless the Corporation’s common stock ceases to be listed on the NYSE and is listed on another exchange, in which case such exchange’s definition of independence shall apply. If the Board of Directors determines that a Chairman who was independent at the time he or she was selected is no longer independent, the Board of Directors shall select a new Chairman who satisfies the requirements of this Bylaw within 60 days of such determination. Compliance with this Bylaw shall be excused if no director who qualifies as independent is elected by the stockholders or if no director who is independent is willing to serve as Chairman of the Board. This Bylaw shall apply prospectively, so as not to violate any contractual obligation of the Corporation in effect when this Bylaw was adopted.

Article X, Section 2 of the company’s Bylaws was amended and restated in its entirety as follows:

Section 2.    Meetings. During any Emergency, a meeting of the Board of Directors, or any committee thereof, may be called by any member of the Board of Directors, the Chairman of the Board, the Lead Independent Director, the Chief Executive Officer, President, a Vice Chairman, the Secretary or any officer reporting directly to the Chief Executive Officer. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and the members of the Corporation’s Management Operating Committee, or any successor committee thereto, (the “Designated Officers”) as it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit. As a result of any Emergency, the Board of Directors may determine that a meeting of Stockholders not be held at any place, but instead be held solely by means of remote communication in accordance with the DGCL.

BANK OF AMERICA CORPORATION	SPECIAL MEETING PROXY STATEMENT	A-2

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Vote by Internet
• Go to www.investorvote.com/BAC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - -

A	The Board of Directors recommends you vote FOR the following resolution:

	For	Against	Abstain	+
Resolved, that the Bank of America Corporation stockholders hereby ratify the October 1, 2014 amendments to the company’s Bylaws that permit the company’s Board of Directors the discretion to determine the Board’s leadership structure, including appointing an independent Chairman, or appointing a Lead Independent Director when the Chairman is not an independent director.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournments or postponements of the meeting.
	Yes	No
Please indicate if you plan to attend the meeting	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	+

Admission Ticket

Bank of America Corporation

Special Meeting of Stockholders

September 22, 2015

10:00 a.m., Local Time

1 Bank of America Center Auditorium

150 North College Street

Charlotte, NC 28202

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders To Be Held on September 22, 2015:

The Notice of Special Meeting and Proxy Statement

are available at www.investorvote.com/BAC.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Bank of America Corporation

Proxy/Voting Instructions

This Proxy is Solicited on Behalf of the Board of Directors for the

Special Meeting of Stockholders To Be Held on September 22, 2015

You, the undersigned stockholder, appoint each of Anne M. Finucane and Gary G. Lynch, as attorney-in-fact and proxy, with full power of substitution, to vote on your behalf and with all powers you would possess if personally present all shares of Common Stock or Preferred Stock of Bank of America Corporation that you would be entitled to vote at the Special Meeting of Stockholders to be held on September 22, 2015 and any adjournment or postponement thereof.

The shares represented by this proxy will be voted as instructed by you and in the discretion of the proxies on all other matters that properly come before the Special Meeting of Stockholders to be held on September 22, 2015 and any adjournments or postponements thereof. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.

Bank of America employees. If you participate in The Bank of America 401(k) Plan, The Bank of America Transferred Savings Account Plan, the Merrill Lynch Employee Stock Purchase Plan (ML ESPP) or the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan, and your plan account has investments in shares of our common stock, you must provide voting instructions to the plan trustee (by proxy card, the Internet or telephone) for your shares to be voted according to your instructions. Each plan participant’s voting instructions will also direct the trustee to vote any unvoted shares in the same ratio as the shares for which voting instructions have been received by the trustee, unless contrary to law and except for participants in the ML ESPP. If you participate in the ML ESPP, your shares cannot be voted unless you provide voting instructions to the ML ESPP trustee. Your voting instructions to the plan trustee will be held in strict confidence. The deadline to provide voting instructions for shares held in the foregoing plans is Monday, September 21, 2015, at 8:00 a.m., Eastern Daylight Time. You will not be able to submit voting instructions or change prior voting instructions after this deadline.

(Continued and to be marked, dated and signed, on the other side)